Exhibit 99.1

VCA INC. REPORTS FOURTH QUARTER 2016 RESULTS

•	Revenue increased 20.5% to a fourth quarter record of $643.1 million
•	Gross profit increased 14.5% to $134.8 million
•	Operating income increased 16.3% to $77.2 million
•	Diluted earnings per common share decreased 35.9% to $0.50
•	Non-GAAP diluted earnings per common share increased 16.0% to $0.58

LOS ANGELES, California, February 9, 2017 - VCA Inc. (NASDAQ: WOOF), a leading animal healthcare company in the United States and Canada, today reported financial results for the fourth quarter ended December 31, 2016, as follows: revenue increased 20.5% to a fourth quarter record of $643.1 million; gross profit increased 14.5% to $134.8 million; operating income increased 16.3% to $77.2 million; net income decreased 36.0% to $40.7 million; diluted earnings per common share decreased 35.9% to $0.50; and Non-GAAP diluted earnings per common share increased 16.0% to $0.58.

Our results for the prior-year quarter included a gain of $43.3 million, $26.4 million net of tax, or $0.32 per diluted common share related to the sale of our Vetstreet business. Excluding this item and acquisition-related amortization expense, our Non-GAAP net income increased 15.7% to $47.4 million and Non-GAAP diluted earnings per share increased 16.0% to $0.58.

We also reported our financial results for the twelve months ended December 31, 2016 as follows: revenue increased 18.0% to $2.5 billion; gross profit increased 16.1% to $592.1 million; operating income increased 17.2% to $386.3 million; net income decreased 0.9% to $209.2 million; and diluted earnings per common share remained flat at $2.56. Our financial results for the twelve months ended December 31, 2016, on a Non-GAAP basis, are as follows: gross profit increased 17.5% to $626.8 million; operating income increased 22.8% to $428.2 million; net income increased 20.4% to $236.3 million; and Non-GAAP diluted earnings per common share increased 21.4% to $2.89.

Our financial results for the twelve months ended December 31, 2015 included the aforementioned gain on the sale of our Vetstreet business and a business interruption insurance gain of $4.5 million, $2.8 million net of tax, or $0.03 per diluted common share.

Bob Antin, Chairman and CEO, stated, “We had a strong fourth quarter, which concluded another excellent year. We experienced solid organic revenue growth of 4.9% and 5.3% in our core Animal Hospital and Laboratory business segments, respectively.

“Animal Hospital revenue in the fourth quarter of 2016 increased 26.2% to $539.4 million driven by acquisitions made in the past twelve months and same-store revenue growth of 4.9%. Our same-store gross profit margin increased to 15.4%, from 14.3% and our total gross margin increased to 14.4% from 14.2% in the prior-year quarter. During the quarter, we acquired 22 independent animal hospitals, which had historical combined annual revenue of $73.1 million, bringing our year-to-date total (including CAPNA) to 127 independent animal hospitals with historical combined annual revenue of $397.0 million.

1

“Our Laboratory internal revenue in the fourth quarter of 2016 increased 5.3% to $98.4 million driven by an increase in average revenue per requisition of 4.3%. Laboratory gross profit margin decreased slightly to 48.5% from 48.8% and Non-GAAP Laboratory operating margin increased to 39.1% from 38.4%.”

Non-GAAP Financial Measures

We believe investors’ understanding of our total performance is enhanced by disclosing Non-GAAP financial measures including Non-GAAP net income, Non-GAAP gross profit, Non-GAAP operating income and Non-GAAP diluted earnings per common share. We define these adjusted measures as the reported amounts, adjusted to exclude certain significant items and amortization of intangibles acquired in acquisitions.

Management believes these adjusted measures are useful to management and investors in evaluating the Company's operational performance and their use provides an additional tool for evaluating the Company's operating results and trends. As a result, these Non-GAAP financial measures help to provide meaningful comparisons of our overall performance from one reporting period to another and meaningful assessments of related trends.

There is a material limitation associated with the use of these Non-GAAP financial measures: our adjusted measures exclude the impact of these significant items, and as a result, our computation of adjusted diluted earnings per common share does not depict diluted earnings per common share in accordance with GAAP.

To compensate for the limitations in the Non-GAAP financial measures discussed above, our disclosures provide a complete understanding of all adjustments found in Non-GAAP financial measures, and we reconcile the Non-GAAP financial measures to the GAAP financial measures in the attached financial schedules titled “Supplemental Operating Data.”

As previously announced on January 9, 2017, we entered into an Agreement and Plan of Merger with Mars, Incorporated (“Mars”) under which Mars will acquire all of the outstanding shares of VCA for $93 per share, or a total value of approximately $9.1 billion, including $1.4 billion in outstanding debt. The Boards of Directors of both companies have approved the transaction, which is subject to certain customary closing conditions including, among other things, VCA shareholder approval and customary regulatory approvals. We expect the transaction to close in Q3 2017.

Conference Call and Webcast

In light of the previously announced agreement with Mars, the previously scheduled earnings conference call and webcast with analysts and investors scheduled for February 9, 2017 has been cancelled. VCA does not intend to provide guidance for fiscal 2017.

2

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the securities laws with respect to the proposed transaction between VCA Inc. (the “Company”), Mars and certain subsidiaries of Mars. We have included herein statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We generally identify forward-looking statements in this document using words like “believe,” “intend,” “expect,” “estimate,” “may,” “plan,” “should,” “could,” “forecast,” “looking ahead,” “possible,” “will,” “project,” “contemplate,” “anticipate,” “predict,” “potential,” “continue,” or similar expressions. You may find some of these statements below and elsewhere in this document. These forward-looking statements are not historical facts and are inherently uncertain and outside of our control. Any or all of our forward-looking statements in this document may turn out to be incorrect. They can be affected by inaccurate assumptions we might make, or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this document will be important in determining future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company; (ii) the failure to satisfy or obtain waivers of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the stockholders of the Company and the receipt of certain governmental and regulatory approvals; (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (v) risks that the proposed transaction disrupts current plans and operations of the Company, including the risk of adverse reactions or changes to business relationships with customers, suppliers and other business partners of the Company; (vi) potential difficulties in the hiring or retention of employees of the Company as a result of the proposed transaction; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) potential litigation relating to the merger agreement or the proposed transaction; (ix) unexpected costs, charges or expenses resulting from the proposed transaction, (x) competitive responses to the proposed transaction; and (xi) legislative, regulatory and economic developments. The foregoing list of factors is not exclusive. Additional risks and uncertainties that could affect the Company’s financial and operating results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2016, and the Company’s more recent reports filed with the SEC. The Company can give no assurance that the conditions to the proposed transaction will be satisfied, or that it will close within the anticipated time period. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which statements were made. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

3

Additional Information and Where to Find It

This document is being made in respect of the proposed transaction between the Company, Mars and certain subsidiaries of Mars. In connection with the proposed transaction, the Company filed a preliminary proxy statement on Schedule 14A with the SEC on February 3, 2017. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. The Company also plans to file with the SEC other documents regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO CAREFULLY READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) IN THEIR ENTIRETY AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. When completed, a definitive proxy statement and form of proxy will be mailed to the stockholders of the Company. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or through the investor relations section of the Company’s website (http://investor.vca.com).

Participants in Solicitation

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. The Company and its directors, executive officers and certain employees may be deemed to be participants in the solicitations of proxies from the Company’s stockholders with respect to the meeting of stockholders that will be held to consider the proposed transaction. Information about the persons who may, under the SEC rules, be considered to be participants in the solicitation of stockholders of the Company in connection with the proposed transaction, is set forth in the proxy statement for the Company’s 2016 Annual Meeting of Stockholders filed with the SEC on March 4, 2016. Stockholders may obtain additional information regarding the direct and indirect interests of any such persons who may, under the SEC rules, be considered to be participants in the solicitation of stockholders of the Company in connection with the proposed transaction, including the interests of the Company’s directors and executive officers in the proposed transaction, which may be different than those of the stockholders of the Company generally, by reading the proxy statement and other relevant documents regarding the proposed transaction when they become available, which the Company will file with the SEC. Copies of these documents (when they become available) may be obtained free of charge as described in the preceding paragraph.

About VCA Inc.

We own, operate and manage the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country. We also supply diagnostic imaging equipment to the veterinary industry.

Contact:	Tomas Fuller
Chief Financial Officer
(310) 571-6505

Source: VCA Inc.

4

VCA Inc.

Condensed, Consolidated Income Statements

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenue:
Animal hospital	$539,403	$427,544	$2,091,780	$1,697,870
Laboratory	98,374	93,397	422,301	393,900
All other	27,954	33,254	93,751	126,988
Intercompany	(22,650)	(20,475)	(90,969)	(85,083)
	643,081	533,720	2,516,863	2,133,675

Direct costs	508,322	416,024	1,924,799	1,623,604

Gross profit:
Animal hospital	77,756	60,525	339,988	264,335
Laboratory	47,689	45,609	219,158	201,702
All other	10,126	12,128	34,874	46,702
Intercompany	(812)	(566)	(1,956)	(2,668)
	134,759	117,696	592,064	510,071

Selling, general and administrative expense:
Animal hospital	17,049	11,960	58,952	44,311
Laboratory	10,253	10,181	39,979	38,075
All other	7,533	9,481	24,918	33,569
Corporate	22,228	18,630	80,875	68,040
	57,063	50,252	204,724	183,995
Business interruption insurance gain, net	—	—	—	(4,523)
Net loss on sale of assets	478	1,063	1,006	829
Operating income	77,218	66,381	386,334	329,770
Interest expense, net	8,191	5,680	32,453	21,076
Debt retirement costs	—	—	1,600	—
Other expense (income)	83	271	(902)	359
Gain on sale of business, net	—	(43,306)	—	(43,306)
Income before provision for income taxes	68,944	103,736	353,183	351,641
Provision for income taxes	26,468	39,582	135,780	135,543
Net income	42,476	64,154	217,403	216,098
Net income attributable to noncontrolling interests	1,788	559	8,207	5,049
Net income attributable to VCA Inc.	$40,688	$63,595	$209,196	$211,049

Diluted earnings per share	$0.50	$0.78	$2.56	$2.56

Weighted-average shares outstanding for diluted earnings per share	81,811	81,461	81,725	82,414

5

VCA Inc.

Condensed, Consolidated Balance Sheets

(Unaudited)

(In thousands)

	December 31,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$81,409	$98,888
Trade accounts receivable, net	85,593	76,634
Inventory	57,590	51,523
Prepaid expenses and other	44,752	30,521
Prepaid income taxes	11,705	24,598
Total current assets	281,049	282,164
Property and equipment, net	613,224	507,753
Other assets:
Goodwill	2,164,422	1,517,650
Other intangible assets, net	212,577	97,377
Notes receivable, net	2,147	2,194
Other	99,909	93,994
Total assets	$3,373,328	$2,501,132
Liabilities and Equity
Current liabilities:
Current portion of long-term obligations	$38,320	$33,623
Accounts payable	68,587	52,337
Accrued payroll and related liabilities	97,806	75,519
Other accrued liabilities	91,783	70,828
Total current liabilities	296,496	232,307
Long-term obligations, less current portion	1,309,397	832,718
Deferred income taxes	142,535	131,478
Other liabilities	44,560	36,084
Total liabilities	1,792,988	1,232,587
Redeemable noncontrolling interests	11,615	11,511
VCA Inc. stockholders’ equity:
Common stock	81	81
Additional paid-in capital	32,157	19,708
Retained earnings	1,484,391	1,275,207
Accumulated other comprehensive loss	(45,406)	(50,034)
Total VCA Inc. stockholders’ equity	1,471,223	1,244,962
Noncontrolling interests	97,502	12,072
Total equity	1,568,725	1,257,034
Total liabilities and equity	$3,373,328	$2,501,132

6

VCA Inc.

Condensed, Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Twelve Months Ended
	December 31,
	2016	2015
Cash flows from operating activities:
Net income	$217,403	$216,098
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of business	—	(43,306)
Depreciation and amortization	102,942	81,688
Amortization of debt issue costs	1,652	1,741
Provision for uncollectible accounts	8,306	8,401
Debt retirement costs	1,600	—
Net loss on sale or disposal of assets	1,006	829
Share-based compensation	18,762	16,264
Deferred income taxes	18,339	56,722
Excess tax benefit from share-based compensation	(10,711)	(11,089)
Other	7,229	2,159
Changes in operating assets and liabilities:
Trade accounts receivable	(13,555)	(28,720)
Inventory, prepaid expense and other assets	(22,784)	(9,716)
Accounts payable and other accrued liabilities	16,124	10,812
Accrued payroll and related liabilities	19,993	11,323
Income taxes	23,525	4,339
Net cash provided by operating activities	389,831	317,545
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(697,673)	(151,586)
Investment in Vetstreet Inc.	—	(9,552)
Property and equipment additions	(122,946)	(95,234)
Proceeds from sale of assets	1,729	6,762
Proceeds from sale of business	—	48,000
Other	(9,351)	(2,042)
Net cash used in investing activities	(828,241)	(203,652)
Cash flows from financing activities:
Repayment of long-term obligations	(1,274,924)	(35,017)
Proceeds from issuance of long-term obligations	1,255,000	—
Proceeds from revolving credit facility	555,000	97,000
Repayment of revolving credit facility	(95,000)	—
Payment of financing costs	(3,817)	—
Distributions to noncontrolling interest partners	(6,134)	(4,962)
Purchase of noncontrolling interests	(4,552)	(2,500)
Proceeds from issuance of common stock under stock incentive plans	3,965	2,683
Excess tax benefit from share-based compensation	10,711	11,089
Stock repurchases	(17,219)	(165,607)
Other	(1,714)	2,041
Net cash provided by (used in) financing activities	421,316	(95,273)
Effect of currency exchange rate changes on cash and cash equivalents	(385)	(1,115)
(Decrease) increase in cash and cash equivalents	(17,479)	17,505
Cash and cash equivalents at beginning of year	98,888	81,383
Cash and cash equivalents at end of year	$81,409	$98,888

7

VCA Inc.

Supplemental Operating Data

(Unaudited - In thousands, except per share amounts)

Table #1
Reconciliation of net income attributable to	Three Months Ended		Twelve Months Ended
VCA Inc. to Non-GAAP net income	December 31,		December 31,
attributable to VCA Inc.(1)	2016	2015	2016	2015

Net income attributable to VCA Inc.	$40,688	$63,595	$209,196	$211,049
Adjustments to Other Long-term liabilities, net of tax (2)	—	—	2,040	—
Discrete tax items (3)	—	—	1,045	—
Transaction costs related to the Mars Plan of Merger, net of tax (4)	464	—	464	—
Transaction costs related to the CAPNA acquisition, net of tax (5)	26	—	843	—
Debt retirement costs, net of tax (6)	—	—	974	—
Business interruption proceeds, net of tax (7)	—	—	—	(2,752)
Gain on sale of business, net of tax (8)	—	(26,356)	—	(26,356)
Acquisitions related amortization, net of tax (1)	6,254	3,774	21,703	14,239

Non-GAAP net income attributable to VCA Inc.	$47,432	$41,013	$236,265	$196,180

Table #2	Three Months Ended		Twelve Months Ended
Reconciliation of diluted earnings per share to	December 31,		December 31,
Non-GAAP diluted earnings per share (1)	2016	2015	2016	2015

Diluted earnings per share	$0.50	$0.78	$2.56	$2.56
Adjustments to Other Long-term liabilities, net of tax (2)	—	—	0.02	—
Discrete tax items (3)	—	—	0.01	—
Transaction costs related to the Mars Plan of Merger, net of tax (4)	0.01	—	0.01	—
Transaction costs related to the CAPNA acquisition, net of tax (5)	—	—	0.01	—
Debt retirement costs, net of tax (6)	—	—	0.01	—
Business interruption proceeds, net of tax (7)	—	—	—	(0.03)
Gain on sale of business, net of tax (8)	—	(0.32)	—	(0.32)
Acquisitions related amortization, net of tax (1)	0.08	0.05	0.27	0.17

Non-GAAP diluted earnings per share (9)	$0.58	$0.50	$2.89	$2.38
Shares used for computing diluted earnings per share	81,811	81,461	81,725	82,414

8

VCA Inc.

Supplemental Operating Data (continued)

(Unaudited - In thousands, except per share amounts)

Table #3	Three Months Ended		Twelve Months Ended
Reconciliation of consolidated gross profit to	December 31,		December 31,
Non-GAAP consolidated gross profit (1)	2016	2015	2016	2015

Consolidated gross profit	$134,759	$117,696	$592,064	$510,071
Acquisitions related amortization (1)	9,918	6,140	34,702	23,153

Non-GAAP consolidated gross profit	$144,677	$123,836	$626,766	$533,224
Non-GAAP consolidated gross profit margin	22.5%	23.2%	24.9%	25.0%

Table #4	Three Months Ended		Twelve Months Ended
Reconciliation of consolidated operating income to	December 31,		December 31,
Non-GAAP consolidated operating income (1)	2016	2015	2016	2015

Consolidated operating income	$77,218	$66,381	$386,334	$329,770
Adjustments to Other Long-term liabilities (2)	—	—	1,954	—
Transaction costs related to the Mars Plan of Merger (4)	762	—	762	—
Transaction costs related to the CAPNA acquisition (5)	43	—	1,386	—
Business interruption proceeds (7)	—	—	—	(4,523)
Acquisitions related amortization (1)	11,073	6,201	37,782	23,396

Non-GAAP consolidated operating income	$89,096	$72,582	$428,218	$348,643
Non-GAAP consolidated operating margin	13.9%	13.6%	17.0%	16.3%

_________________________________________________

(1)	Management believes that investors' understanding of our performance is enhanced by disclosing adjusted measures as the reported amounts, adjusted to exclude certain significant items and acquisition-related amortization. Non-GAAP net income, Non-GAAP diluted earnings per common share, Non-GAAP consolidated gross profit and Non-GAAP consolidated operating income measures are not, and should not be viewed as substitutes for U.S. generally accepted accounting principles (GAAP) net income, its components and diluted earnings per share.

(2)	In the first quarter of 2016, we recorded a non-cash charge to adjust certain long-term liabilities for $3.4 million, or $2.0 million net of tax. $2.0 million of this amount relates to compensation and $1.4 million relates to interest accretion.

(3)	In the first quarter of 2016, we recorded a tax adjustment to our income tax liabilities for $1.0 million.

(4)	As of the end of the fourth quarter, we have recorded transaction costs of $762,000, or $464,000 net of tax, related to the Plan of Merger between VCA and Mars.

(5)	As of the end of the fourth quarter, we have recorded transaction costs of $1.4 million, or $843,000 net of tax, related to our acquisition of CAPNA.

(6)	We incurred debt retirement costs of $1.6 million, or $974,000 net of tax, in connection with our new credit facility entered into on June 29, 2016.

(7)	In the third quarter of 2015, we received insurance proceeds related to the fire that damaged the headquarters of our Medical Technology business resulting in a net gain of $4.5 million.

(8)	In the fourth quarter of 2015, we recognized a gain of $43.3 million related to the sale of our wholly-owned subsidiary, Vetstreet, Inc.

(9)	Amounts may not foot due to rounding.

9

VCA Inc.

Supplemental Operating Data (continued)

(Unaudited - In thousands, except per share amounts)

	As of
	December 31,	December 31,
Table #5	2016	2015
Selected consolidated balance sheet data
Long-term Obligations:
Senior term notes	$869,000	$585,000
Revolving credit	400,000	232,000
Other debt and capital leases	85,415	55,474
Total long-term obligations	$1,354,415	$872,474

	Three Months Ended		Twelve Months Ended
Table #6	December 31,		December 31,
Selected expense data	2016	2015	2016	2015

Rent expense	$23,831	$19,933	$91,988	$76,694

Depreciation and amortization included in direct costs:
Animal hospital	$23,751	$17,042	$84,432	$65,850
Laboratory	2,941	2,754	11,280	10,606
All other	691	926	2,911	3,797
Intercompany	(658)	(554)	(2,463)	(2,156)
	$26,725	$20,168	$96,160	$78,097
Depreciation and amortization included in selling, general and administrative expense	2,145	886	6,782	3,591
Total depreciation and amortization	$28,870	$21,054	$102,942	$81,688

Share-based compensation included in direct costs:
Laboratory	$324	$217	$883	$685

Share-based compensation included in selling, general and administrative expense:
Animal hospital	1,203	715	3,542	2,696
Laboratory	485	405	1,755	1,511
All other	256	493	716	1,119
Corporate	2,825	2,348	11,866	10,253
	4,769	3,961	17,879	15,579
Total share-based compensation	$5,093	$4,178	$18,762	$16,264

10